                                                                   EXHIBIT 10.02
                                                 ----------------------------
                                                 For Office Use Only

                                                 CORPORATE/PARTNERSHIP/TRUST
                                                 ACCOUNT FORM
                                                 ____________________________
                                                 Customer Name
                                                 ____________________________
                                                 Account Number/Salescode
                                                 ____________________________
                                                 Approval
                                                 ----------------------------


                                  ING BARINGS
                      FUTURES & OPTIONS CLEARING SERVICES


ING (U.S) Securities, Futures & Options, Inc.
233 South Wacker Drive
Suite 5200
Chicago, Illinois 60606
Telephone: (312) 496-7000
Facsimile: (312) 496-7125

               RISK DISCLOSURE STATEMENT FOR FUTURES AND OPTIONS

     This brief statement does not disclose all of the risks and other significant aspects of trading in futures and options. In light of the risks, you should undertake such transactions only if you understand the nature of the contracts (and contractual relationships) into which you are entering and the extent of your exposure to risk. Trading in futures and options is not suitable for many members of the public. You should carefully consider whether trading is appropriate for you in light of your experience, objectives, financial resources and other relevant circumstances.

Futures

1. Effect of 'Leverage' or 'Gearing'

     Transactions in futures carry a high degree of risk. The amount of initial margin is small relative to the value of the futures contract so that transactions are 'leveraged' or 'geared'. A relatively small market movement will have a proportionately larger impact on the funds you have deposited or will have to deposit: this may work against you as well as for you. You may sustain a total loss of initial margin funds and any additional funds deposited with the firm to maintain your position. If the market moves against your position or margin levels are increased, you may be called upon to pay substantial additional funds on short notice to maintain your position. If you fail to comply with a request for additional funds within the time prescribed, your position may be liquidated at a loss and you will be liable for any resulting deficit.

2. Risk-reducing orders or strategies

     The placing of certain orders (e.g., 'stop-loss' orders, where permitted under local law, or 'stop-limit' orders) which are intended to limit losses to certain amounts may not be effective because market conditions may make it impossible to execute such orders. Strategies using combinations of positions, such as 'spread' and 'straddle' positions may be as risky as taking simple 'long' or 'short' positions.

Options

3. Variable degree of risk

     Transactions in options carry a high degree of risk. Purchasers and sellers of options should familiarize themselves with the type of option (i.e., put or call) which they contemplate trading and the associated risks. You should calculate the extent to which the value of the options must increase for your position to become profitable, taking into account the premium and all transaction costs.

     The purchaser of options may offset or exercise the options or allow the options to expire. The exercise of an option results either in a cash settlement or in the purchaser acquiring or delivering the underlying interest. If the option is on a future, the purchaser will acquire a futures position with associated liabilities for margin (see the section on Futures above). If the purchased options expire worthless, you will suffer a total loss of your investment which will consist of the option premium plus transaction costs. If you are contemplating purchasing deep-out-of-the-money options, you should be aware that the chance of such options becoming profitable ordinarily is remote.

     Selling ('writing' or 'granting') an option generally entails considerably greater risk than purchasing options. Although the premium received by the seller is fixed, the seller may sustain a loss well in excess of that amount. The seller will be liable for additional margin to maintain the position if the market moves unfavorably. The seller will also be exposed to the risk of the purchaser exercising the option and the seller will be obligated to either settle the option in cash or to acquire or deliver the underlying interest. If the option is on a future, the seller will acquire a position in a future with associated liabilities for margin (see the section on Futures above). If the option is 'covered' by the seller holding a corresponding position in the underlying interest or a future or another option, the risk may be reduced. If the option is not covered, the risk of loss can be unlimited.

     Certain exchanges in some jurisdictions permit deferred payment of the option premium, exposing the purchaser to liability for margin payments not exceeding the amount of the premium. The purchaser is still subject to the risk of losing the premium and transaction costs. When the option is exercised or expires, the purchaser is responsible for any unpaid premium outstanding at that time.

Additional risks common to futures and options

4. Terms and conditions of contracts

     You should ask the firm with which you deal about the terms and conditions of the specific futures or options which you are trading and associated obligations (e.g., the circumstances under which you may become obligated to make or take delivery of the underlying interest of a futures contract and, in respect of options, expiration dates and restrictions on the time for exercise). Under certain circumstance the specifications of outstanding contracts (including the exercise price of an option) may be modified by the exchange or clearing house to reflect changes in the underlying interest.

5. Suspension or restriction of trading and pricing relationships

     Market conditions (e.g., illiquidity) and/or the operation of the rules of certain markets (e.g., the suspension of trading in any contract or contract month because of price limits or 'circuit breakers') may increase the risk of loss by making it difficult or impossible to effect transactions or liquidate/offset positions. If you have sold options, this may increase the risk of loss.

     Further, normal pricing relationships between the underlying interest and the future, and the underlying interest and the option may not exist. This can occur when, for example, the futures contract underlying the option is subject to price limits while the option is not. The absence of an underlying reference price may make it difficult to judge 'fair' value.

6. Deposited cash and property

     You should familiarize yourself with the protections accorded money or other property you deposit for domestic and foreign transactions, particularly in the event of a firm insolvency or bankruptcy. The extent to which you may recover your money or property may be governed by specific legislation or local rules. In some jurisdictions, property which had been specifically identifiable as your own will be pro-rated in the same manner as cash for purposes of distribution in the event of a shortfall.

7. Commission and other charges

     Before you begin to trade, you should obtain a clear explanation of all commission, fees and other charges for which you will be liable. These charges will affect your net profit (if any) or increase your costs.

8. Transactions in other jurisdictions

     Transactions on market in other jurisdictions, including markets formally linked to a domestic market, may expose you to additional risk. Such markets may be subject to regulation which may offer different or diminished investor protection. Before you trade you should enquire about any rules relevant to your particular transactions. Your local regulatory authority will be unable to compel the enforcement of the rules of regulatory authorities or markets in other jurisdictions where your transactions have been effected. You should ask the firm with which you deal for details about the types of redress available in both your home jurisdiction and other relevant jurisdictions before you start to trade.

9. Currency risks

     The profit or loss in transactions in foreign currency-denominated contracts (whether they are traded in your own or another jurisdiction) will be affected by fluctuations in currency rates where there is a need to convert from the currency denomination of the contract to another currency.

10. Trading facilities

     Most open-outcry and electronic trading facilities are supported by computer-based component systems for the order-routing, execution, matching, registration or clearing of trades. As with all facilities and systems, they are vulnerable to temporary disruption or failure. Your ability to recover certain losses may be subject to limits on liability imposed by the system provider, the market, the clearing house and/or member firms. Such limits may vary; you should ask the firm with which you deal for details in this respect.

11. Electronic trading

     Trading on an electronic trading system may differ not only from trading in an open-outcry market but also from trading on other electronic trading systems. If you undertake transactions on an electronic trading system, you will be exposed to risks associated with the system including the failure of hardware and software. The result of any system failure may be that your order is either not executed according to your instructions or is not executed at all.

12. Off-exchange transactions

     In some jurisdictions, and only then in restricted circumstances, firms are permitted to effect off-exchange transactions. The firm with which you deal may be acting as your counterparty to the transaction. It may be difficult or impossible to liquidate an existing position, to assess the value, to determine a fair price or to assess the exposure to risk. For these reasons, these transactions may involve increased risks. Off-exchange transactions may be less regulated or subject to a separate regulatory regime. Before you undertake such transactions, you should familiarize yourself with applicable rules and attendant risks.

     The undersigned hereby acknowledges that the undersigned has received and understood this risk disclosure statement.

PROFUTURES BULL & BEAR FUND, L.P.

By:  ProFutures, Inc., General Partner

By:  /s/ Gary Halbert
     ----------------------
Name:    Gary Halbert

Title: President

Date: October 22, 1997

                 PLEASE READ THIS COMMODITY AGREEMENT CAREFULLY
                 ----------------------------------------------


ING (U.S.) Securities, Futures & Options Inc.
233 South Wacker Drive
Suite 5200
Chicago, Illinois  60606

Ladies and Gentlemen:

     In consideration of your accepting its account and your agreement to act as its broker, Customer agrees to the following with respect to any and all of its accounts with ING (U.S.) Securities, Futures & Options Inc. ("ING") for the purchase and sale of securities, monies, physical commodities, futures contracts, options on futures, foreign futures contracts, options on foreign futures, forward contracts, exchange for physicals and foreign exchange contracts (collectively referred to as "commodities" or "property"):

     1. Customer represents that it is the sole owner of its accounts and that no person or entity, except as disclosed to you, has any interest therein. The Customer agrees to notify you of the identity of any other person or entity who controls the trading of the account, has a financial interest of 10% or more in the account or the identity of any other account in which the Customer controls or has a 10% or more ownership interest. The Customer shall maintain its account(s) in accordance with and shall be solely responsible for compliance with the rules, regulations and/or guidelines issued by any federal, state or administrative bodies having oversight or regulatory authority over its activities, and any statutes governing its activities.

     2. All transactions for Customer's account(s) shall be subject to the regulations of all applicable federal, state and self-regulatory agencies including the constitution, rules and customs, as the same may be constituted from time to time, of the exchanges, market or place (and the clearing associations, if any) where executed or, if different, your house rules. This paragraph is solely for your protection and your failure to comply with any such regulations, constitutions, rules and/or customs shall not be a breach of this Agreement and shall not relieve Customer of any of its obligations under this Agreement.

     3. Customer agrees not to exceed the position limits of any federal agency or exchange for its account(s), acting alone or in concert with others. Customer will promptly notify you of positions for which Customer is required to file reports with the Commodity Futures Trading Commission ("CFTC") or any exchange.

     4. Customer understands that you have at your sole and absolute discretion the right to limit positions in its account(s), to decline to accept any orders and to require that its account(s) be transferred to another firm. Customer understands that if Customer does not promptly transfer its positions upon your demand you reserve the right to liquidate positions in its account(s) at your sole and absolute discretion. Customer also understands that you may transfer its account to another firm upon written notice unless Customer objects to the proposed transfer within a reasonable period of time after the receipt of such notice.

     5. Customer understands that you act as agent and not as principal for your clients' commodity futures and commodity options transactions which are effected on exchanges. Consequently, you do not guarantee the performance of the obligations of any party to the futures or options contracts purchased and/or sold by your clients. Customer understands you may act as principal in certain cash, forward, foreign commodity and foreign exchange transactions.

     6. Any property belonging to Customer or in which Customer has an interest, either individually or jointly with others, held by you or any of your subsidiaries or affiliates or carried in any account(s) shall be subject to a general lien and security interest for the discharge of Customer's obligations to you, wherever or however arising and without regard to whether or not you have made advances with respect to such property, and you are hereby authorized to sell and/or purchase any and all such property without notice to satisfy such general lien and security interest. Customer irrevocably appoints you as its attorney-in-fact with power of substitution to execute any documents for the perfection or registration of such general lien and security interest.

     7. Customer agrees to maintain at all times such collateral and/or margin in accordance with exchange minimum margin requirements as established by the exchange on which the transaction is executed and agrees to pay immediately on demand any amount owing with respect to any of Customer's accounts. Margin requirements may be increased at ING's sole and absolute discretion and may differ from those established by the exchange on which the transaction is executed. Margin requirements are subject to change without notice and will be enforced retroactively and prospectively. Customer shall make deposits of margin as ING requests within a reasonable time after such request. It is agreed and understood that one hour may be deemed to be a reasonable time; provided, however, that ING, in its sole and absolute discretion, may request that deposits be made in a lesser period of time. ING's failure to require satisfaction of a margin call within one hour, or any shorter time period, on any occasion shall not be deemed to be a waiver of its right to do so in the future. Customer shall provide ING with the names of bank officers and information necessary for immediate verification of wire transfers.

     8. In the event Customer fails to deposit sufficient funds to pay for any commodities and/or to satisfy any demands for original and/or variation margin, or whenever in your sole and absolute discretion you consider it necessary, you may, without prior demand or notice, when and if you deem appropriate, notwithstanding any rule of any exchange, liquidate the positions in Customer's account(s), hedge and/or offset those positions in the cash market or otherwise, sell any property belonging to Customer or in which Customer has an interest, cancel any open orders for the purchase and sale of any property, or borrow or buy any property required to make delivery against any sales, including a short sale, effected for Customer, all for Customer's sole account and risk. Such sale or purchase may be public or private and may be made without advertising or notice to Customer and in such manner as you may, in your sole and absolute discretion, determine, and no demands, tenders or notices which you may make or give shall invalidate Customer's aforesaid waiver. Customer agrees that ING has no duty and is not required to liquidate positions in Customer's account(s) and that the provisions of this paragraph are solely for the protection of ING. The proceeds of such transactions, if any, are to be applied to reduce any indebtedness owing by Customer to you.

     9. Customer acknowledges that Customer shall be liable for all losses in its account(s) whether or not its account(s) is liquidated and for any debts and deficiencies, including, but not limited to, interest, costs, expenses and attorneys' fees, including all debts and deficiencies resulting from a liquidation of Customer's account(s). Customer further agrees that ING shall have full authority to set off all debts owed to ING by Customer against any and all accounts which Customer has or in which Customer has an interest at ING.

     10. Customer agrees to pay storage and delivery charges and service fees charged to its account(s). Customer authorizes you to pay and charge to its account(s) any give-up or give-in fee that may be charged by any executing firm or broker whom Customer or its agents have authorized to execute transactions for its account(s). Customer agrees to pay such fees, brokerage and commission charges as you may impose or which may be imposed by any exchange or regulatory organization. Unless otherwise agreed, you may charge exchange, clearing, brokerage and NFA fees as separate items for each transaction in its account(s). Moreover, such fees are subject to change without notice. Customer acknowledges that transactions on the Mid America Commodity Exchange may include a "changer fee" and the amount of such fee, if any, included in a transaction price will be provided upon request. In the event a debit balance occurs in Customer's account(s), you shall be entitled to receive and charge to its account(s) interest at the greater of the following rates: twelve (12) percent per year, or at the rate determined by adding one (1) percent to the rate announced from time to time by Harris Trust and Savings Bank of Chicago as its prime commercial rate for the entire period that such debit shall exist. Customer agrees that any and all interest earned on any available cash balances in Customer's account(s) may accrue to, and may be retained by ING. In the event that Customer's account is transferred to another futures commission merchant, a reasonable transfer charge may be imposed and charged against Customer's account(s).

     11. This agreement shall be binding upon Customer, its successors and assigns and in the event of dissolution, liquidation, bankruptcy or any similar act, you may cancel or complete any open orders for the purchase or sale of any property; you may place orders for the sale of property which you may be carrying for it, or buy any property of which its account(s) may be short, or any part thereof, under the same terms and conditions as hereinabove stated, as though Customer was still in existence without prior notice to its trustees, successors or assigns and without prior demand upon any of them.

     12. Written confirmation of actual transactions and/or orders, purchase and sales notices, correction notices and statements of Customer's account(s) (collectively "statements") shall be conclusive and deemed ratified by Customer unless ING shall receive oral notice from Customer to the contrary IMMEDIATELY upon Customer's receipt thereof and thereafter confirmed by Customer in writing. Oral notice shall be given to ING by telephoning ING at (312) 496-7000,
Attention: Compliance Department. In any event, such statements shall be conclusive and deemed ratified by Customer if not objected to in writing SEVEN days after mailing by you to it. In the event Customer fails to receive statements for its account within SEVEN days from the date of a transaction in its account, such transaction shall be conclusive and deemed ratified by Customer unless Customer notifies you IMMEDIATELY in writing of its failure to receive such statements. However, the seven day time period does not apply if statements are received by

Customer by facsimile transactions. In that case, Customer must notify ING of any discrepancies by the opening of the market on the next trading day. Communications mailed to Customer at the address specified hereon or faxed to Customer at the fax number provided by Customer shall, until you have received notice in writing of a different address or fax number, be deemed to have been personally delivered to customer and Customer agrees to waive all claims resulting from failure to receive such communications. Written notice to ING under this paragraph shall be sent to: ING (U.S.) Securities, Futures & Options Inc., 233 South Wacker Drive, Suite 5200, Chicago, IL, 60606 Attention:
Compliance Department.

     13. Customer understands that you are not responsible for any losses resulting directly or indirectly from any government restriction, exchange ruling, suspension of trading, actions of independent floor brokers, or other persons beyond your control, war, strike, national disaster or wire malfunction, delay in mails or any other delay or inaccuracy in the transmission of orders of the information because of a breakdown or failure of transmission or communication facilities. All price quotations, commodity information, or trade reports given to Customer are also subject to change and errors, as well as delays in reporting and Customer acknowledges that reliance upon such information is at its own risk. Customer understands that Customer is bound to the actual executions of transactions on the exchange(s) and that you are not bound by erroneous reports of execution transmitted to it.

     14. Customer acknowledges that you are hereby specifically authorized for your account and benefit, from time to time without notice to Customer, either separately or with others, to lend, pledge, repledge, hypothecate or rehypothecate, either to yourself or to others, any and all property (including, but not limited to, metals, warehouse receipts or other negotiable instruments) held by you in any of its accounts and you shall not at any time be required to deliver to Customer identical property, but may fulfill your obligations to Customer by delivery or property of the same kind and amount.

     15. If Customer initiates a transaction on an exchange or in a market which margins or settles the positions(s) in a currency different than the type held or deposited in its account(s), you shall have the right to convert such currency from one type to another (e.g. U.S. to foreign currency, foreign currency to U.S. currency, or foreign currency to other foreign currency) as you in your sole and absolute discretion may determine at an exchange rate determined by you in your discretion based on prevailing money markets. Any profit or loss from a fluctuation in the exchange rate of such currency will be for Customer's sole account and risk. Unless Customer instructs you otherwise, monies Customer deposits with you in currency other than U.S. dollars and unrealized profits in currency other than U.S. dollars are not intended to margin, guarantee or secure transactions on United States contract markets.

     16. No provision of this Agreement can be amended or waived except in writing signed by a Principal of ING. No oral agreements or instructions contrary to any provisions of this Agreement shall be recognized or enforceable. Customer agrees to be bound by any amendments to this Agreement to which Customer has not objected in writing within three business days after receipt thereof. The failure of ING to enforce, at any time, any provision of this Agreement shall not be construed to be a waiver of such provision and shall not in any way affect the validity of this Agreement or the right of ING thereafter to enforce each and every provision of this Agreement. No waiver or amendment shall be implied from your conduct, action or inaction.

     17. NOTICE OF CFTC Reg. (S)15.05 and Reg. (S)21.03, relating to Foreign Brokers and Foreign Traders. A Foreign Broker is any non-U.S. resident who carries an account in commodities for any other person. A Foreign Trader is any non-U.S. resident who owns or controls an account in commodities. If Customer is a foreign trader or foreign broker Customer understands that pursuant to CFTC Regulation 15.05, you are its agent or the agent of its customers for purposes of accepting delivery and service of any communications issued by CFTC with respect to any futures or options contracts which are or have been maintained in accounts carried by you. Customer understands that ING will transmit the communication promptly to it in a manner which is reasonable under the circumstances or as specified by the CFTC. Customer also understands CFTC Regulation 21.03 requires it to provide to the CFTC upon special call, market information concerning it or its customers' options and futures trading. If Customer fails to respond to the special call, the CFTC may direct the appropriate contract market and all brokers to prohibit or restrict further trades for or on its or its customers behalf. (Customer understands that copies of Reg. (S)15.05 and (S)21.03 are available from ING upon its written request.)

     18. Customer understands that some exchanges and clearing houses have established cut-off times for the tender of exercise instructions and that an option will become worthless if instructions are not received by ING before such expiration time. Customer also understands that certain exchanges and clearing houses automatically exercise some "in-the-money" options unless instructed otherwise. Customer acknowledges full responsibility for taking action either to exercise or to prevent the automatic exercise of an option contract, as the case may be, and you are not required to take any action with respect to an option contract, including without limitation, any action to exercise in option prior to its expiration date or to prevent its automatic exercise, except upon Customer's express instructions. Customer further understands that you may establish exercise cut-off times which may be different from the times established by exchanges and clearing houses. Customer understands that all short option positions are subject to assignment at any time including positions established on the same day that exercises are assigned, and assignment notices are allocated randomly from among all your customers' short options positions which are subject to assignment.

     19. This Agreement shall enure to the benefit of ING's present organization, and any successor organization, irrespective of any change or changes at any time in the personnel thereof for any cause whatsoever, and to any ING's assigns. Customer agrees that all of its rights and obligations under this Agreement shall not be assigned, transferred, sold or otherwise conveyed, and any such attempted assignment, transfer, sale or conveyance shall be null and void and of no force or effect. In any event, ING may, subject to the applicable rules and regulations of the CFTC and the National Futures Association ("NFA"), assign this Agreement and transfer Customer's account(s) to another duly registered futures commission merchant.

     20. You are authorized to accept oral or telephonic orders as Customer or its authorized agent may give for transactions in its account(s). Customer hereby waives any defense that such order was not in writing or evidenced by a memorandum in writing as required by the Statute of Frauds or any other statute. Although authorized, you are not required to accept oral or telephonic orders. You are further authorized to record whether by tape, wire or other method, with or without a periodic tone signal, any and all telephonic or other oral communications between us, with or without notice thereof.

     21. Customer represents and warrants that Customer is under no legal disability which would prevent Customer from trading in commodities or from entering into this Agreement and that all of the information contained in the Customer Information Sheet is true, complete, and correct as of the date hereof. Customer will promptly notify ING in writing of any changes of such information or any change in circumstances which would effect the representations and information given ING or which would in any way affect Customer's ability to make any transactions contemplated by this Agreement.

     22. Customer authorizes ING to contact such banks, financial institutions and credit agencies as ING shall deem appropriate from time to time to verify the information regarding Customer which may be provided by Customer from time to time. Customer further authorizes ING to conduct, or cause to be conducted, an investigation into Customer's background, including but not limited to, credit, regulatory and legal matters, and authorizes ING to retain a consumer reporting agency for that purpose.

     23. Should you become a party, without fault on your part, to any action or proceeding arising out of Customer's account(s) or orders given to you, Customer agrees to indemnify and hold you harmless therefrom and to pay you such attorneys' fees and costs incurred by you as the court or arbitration panel may determine. Customer shall further indemnify you and hold you harmless from and against any and all liabilities, losses, damages, costs and expenses, including attorneys' fees, which arise out of, or which in any manner or way whatsoever are related to any representation made by Customer in this Agreement, or by its failure to perform any of its agreements made herein, including, but not limited to, the failure to immediately pay any deficit balances which may arise in its account(s).

     24. Customer agrees that this account documentation and any and all subparts contained herein, or any other documentation delivered in connection with the maintenance of the undersigned account, may be delivered by facsimile and such delivery shall have the same effect as the delivery of originally executed account documentation. Customer authorizes you to rely on and releases you from any and all claims arising out of your reliance on such facsimiles. Customer agrees to indemnify and save you harmless from and against any and all liabilities, losses, damages, costs and expense, including attorneys fees which may arise out of, or which in any manner or way whatsoever are related to your acceptance of the facsimiles referenced herein.

     25. This Agreement has been made and delivered at Chicago, Illinois. Its validity, construction and enforcement shall be governed by and construed with the substantive laws of the State of Illinois, without reference to its principals of conflict of laws. This Agreement constitutes the entire understanding among the parties with respect to the subject matter hereof. Wherever possible, each portion of this Agreement shall be interpreted in such a manner to be valid and effective under applicable law, but if any provisions of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provisions or the remaining provisions of this Agreement. CUSTOMER AGREES NOT TO COMMENCE ANY LEGAL OR ADMINISTRATIVE PROCEEDING

AGAINST ING UNTIL ANY DEFICIT BALANCE IN THE ACCOUNT(S) IS SATISFIED.

                             BASIC REPRESENTATIONS
                             ---------------------

     1. Status. If applicable, Customer is duly organized and validly existing under the laws of the jurisdiction of Customer's organization or incorporation and, if relevant under such laws, in good standing;

     2. Powers. Customer has the power to execute this Agreement and any other documentation relating to this Agreement to which Customer is party, to deliver this Agreement and any other documentation relating to this Agreement that Customer is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support Document to which Customer is a party and has taken all necessary action to authorize such execution, delivery and performance;

     3. No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to Customer, any provision of Customer's constitutional documents, any order or judgement of any court or other agency of government applicable to Customer or any of Customer's assets or any contractual restriction binding on or affecting Customer or any of Customer's assets;

     4. Consents. All governmental and other consents that are required to have been obtained by Customer with respect to this Agreement or any Credit Support Document to which Customer is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

     5. Obligations Binding. Customer's obligations under this Agreement and any Credit Support Document which Customer has submitted and to which Customer is a party constitute Customer's legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

                            CONSENT TO JURISDICTION
                            -----------------------

     ALL ACTIONS, DISPUTES, CLAIMS OR PROCEEDINGS, INCLUDING, BUT NOT LIMITED TO, ANY ARBITRATION PROCEEDING, INCLUDING NFA ARBITRATIONS, ARISING DIRECTLY OR INDIRECTLY IN CONNECTION WITH, OUT OF, RELATED TO OR FROM THE CUSTOMER AGREEMENT, ANY OTHER AGREEMENT BETWEEN THE CUSTOMER AND ING (U.S.) SECURITIES, FUTURES & OPTIONS INC. OR ANY ORDERS ENTERED OR TRANSACTIONS EFFECTED FOR CUSTOMER'S ACCOUNT(S), WHETHER OR NOT INITIATED BY ING, SHALL BE ADJUDICATED ONLY IN COURTS OR OTHER DISPUTE RESOLUTION FORUMS WHOSE SITUS IS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS, AND CUSTOMER HEREBY SPECIFICALLY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OR ARBITRATION PROCEEDINGS LOCATED WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS.

     CUSTOMER WAIVES ANY CLAIM CUSTOMER MAY HAVE THAT (A) CUSTOMER IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT OR



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

ARBITRATION PROCEEDINGS LOCATED WITHIN THE STATE OF ILLINOIS, (B) CUSTOMER IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO CUSTOMER OR CUSTOMER'S PROPERTY, (C) ANY SUCH SUIT, ACTION OR PROCEEDINGS IS BROUGHT IN AN INCONVENIENT FORUM, (D) THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER OR (E) THIS CONSENT OR THE CUSTOMER AGREEMENT BETWEEN CUSTOMER AND ING MAY NOT BE ENFORCED IN OR BY SUCH COURT OR ARBITRATION PROCEEDING.

     BY SIGNING THE CONTRACT CONTAINING THIS CONSENT TO JURISDICTION, CUSTOMER ASSENTS TO JURISDICTION AS SET FORTH ABOVE, AND ACKNOWLEDGES THAT THESE CLAUSES WERE FREELY AND KNOWINGLY NEGOTIATED BETWEEN THE PARTIES.

     THIS COMMODITY CUSTOMER AGREEMENT IS A CONTRACTUAL AGREEMENT. DO NOT SIGN IT UNTIL YOU HAVE READ IT CAREFULLY. BY SIGNING BELOW, THE UNDERSIGNED REPRESENTS AND WARRANTS TO YOU THAT ALL INFORMATION CONTAINED HEREIN, OR IN ANY OTHER ACCOUNT FORM OR OTHER DOCUMENT FROM THE UNDERSIGNED IS TRUE AND CORRECT AND THAT IF ANY CHANGE TO SUCH INFORMATION OCCURS, THE UNDERSIGNED WILL IMMEDIATELY INFORM YOU, IN WRITING, OF SUCH CHANGE. BY SIGNING BELOW, THE UNDERSIGNED ACKNOWLEDGES THAT (S)HE HAS READ AND UNDERSTANDS ALL OF THE TERMS AND CONDITIONS OF THE COMMODITY CUSTOMER AGREEMENT AND AGREES TO BE BOUND BY THEM.


PROFUTURES BULL & BEAR FUND, L.P.

By:  ProFutures, Inc., General Partner

By:  /s/ Gary Halbert
     -------------------
Name:    Gary Halbert

Title: President

Date: October 22, 1997


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